As filed with the Securities and Exchange Commission on July 28, 1997
                                                      Registration No. 33-91136



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 7
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                  WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 3
                  WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
       (Exact names of registrants as specified in governing instruments)

                         3158 Redhill Avenue, Suite 120
                        Costa Mesa, California 92626-3416
                                 (714) 662-5565
                    (Address of principal executive offices)

                              DAVID N. SHAFER, ESQ.
                             WNC & ASSOCIATES, INC.
                         3158 Redhill Avenue, Suite 120
                        Costa Mesa, California 92626-3416
                                 (714) 662-5565
                     (Name and address of agent for service)


                                    Copy to:
                            PAUL G. DANNHAUSER, ESQ.
                             Derenthal & Dannhauser
                          455 Market Street, Suite 1600
                         San Francisco, California 94105
                                 (415) 243-8070

          Date of termination of offering to the public: July 15, 1997



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         Through  a  registration  statement  on Form S-11  which  was  declared effective on July 26, 1995, WNC Housing Tax Fund V, L.P., Series 3 ("Series 3") registered 25,000 units of limited partnership interest in Series 3 ("Series 3 Units") for offer and sale to the public, and WNC Housing Tax Credit Fund V, L.P., Series 4 ("Series 4") registered 25,000 units of limited partnership interest in Series 4 ("Series 4 Units") for offer and sale to the public.

         The public offering conducted by Series 3 pursuant to such registration statement terminated on July 1, 1996, at which date 18,000 Series 3 Units had been issued and sold by Series 3.

         The public offering conducted by Series 4 pursuant to such registration statement terminated on July 15, 1997, at which date 22,000 Series 4 Units had been issued and sold by Series 4.

         No further Series 3 Units or Series 4 Units will be issued and sold pursuant to such registration statement.

         This Post-Effective Amendment No. 7 to the registration statement is filed for the purpose of deregistering the 7,000 Series 3 Units and the 3,000 Series 4 Units which are unissued and unsold.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-11 and have duly caused this amendment to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 23rd day of July, 1997.

                                        WNC HOUSING TAX CREDIT FUND V, L.P.,
                              SERIES 3 AND SERIES 4

                           By: WNC & ASSOCIATES, INC.,
                                 General Partner

                                                By:  /s/ JOHN B. LESTER, JR.
                                                         John B. Lester, Jr.,
                                                         President


         Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                        CAPACITY                          DATE


/s/WILFRED N. COOPER, SR.        Director and chief              July 23, 1997
Wilfred N. Cooper, Sr.           executive officer of
                                 WNC & Associates, Inc.


/s/ JOHN B. LESTER, JR.          Director, president,            July 23, 1997
John B. Lester, Jr.              chief operating officer
                                 and secretary of WNC &
                                 Associates, Inc.

/s/ DAVID N. SHAFER              Director and                    July 23, 1997
David N. Shafer                  senior vice president
                                 of WNC & Associates,
                                 Inc.

/s/WILFRED N. COOPER, JR.        Director and                    July 23, 1997
Wilfred N. Cooper, Jr.           senior vice president
                                 of WNC & Associates,
                                 Inc.

/s/ THEODORE M. PAUL             Chief financial officer         July 23, 1997
Theodore M. Paul                 and chief accounting
                                 officer of WNC &
                                 Associates, Inc.



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